Exhibit 3.2

KIMCO REALTY CORPORATION

BYLAWS

(as amended on February 27, 2008)

ARTICLE I

OFFICES

Section 1. Principal Office.  The principal executive offices of Kimco Realty Corporation (the "Corporation") shall be located at such place or places as the Board of Directors may designate.

Section 2. Additional Offices.  The Corporation may also have additional offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place.  Meetings of stockholders shall be held at any place designated by the Board of Directors and stated in the notice of meeting.  In the absence of any such designation, stockholders meetings shall be held at the principal executive office of the Corporation.

Section 2. Annual Meeting.  The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors and during the month of May in each year.  At each annual meeting, directors shall be elected and any other proper business may be transacted.

Section 3. Special Meetings.

(a)  General.  The Chairman of the Board of Directors, President, Chief Executive Officer or Board of Directors may call a special meeting of the stockholders.  Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the Secretary of the Corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(b)  Stockholder Requested Special Meetings.  (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date").  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2)  In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary.  In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, (d) shall be sent to the Secretary by registered mail, return receipt requested, and (e) shall be received by the Secretary within 60 days after the Request Record Date.  Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3)  The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation's proxy materials).  The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting.

(4)  Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President, Chief Executive Officer or Board of Directors, whoever has called the meeting.  In the case of any special meeting called by the Secretary upon the request of stockholders

(a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation.  In fixing a date for any special meeting, the President, Chief Executive Officer or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.  In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.  The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5)  If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary's intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting.  Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)  The Chairman of the Board of Directors, the President or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of

(i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than a majority of the votes that would be entitled to be cast at such meeting.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)  For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4. Quorum.  A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, the charter or these Bylaws.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 5. Voting. When a quorum is present at any meeting, the vote of a majority of the votes cast at the meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the charter or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Except as otherwise provided in this Section, a nominee for director shall be elected by a majority of the votes cast in person or by proxy at any meeting that includes the election of directors at which a quorum is present.  For purposes of this Section, a majority of the votes cast means the affirmative vote of a majority of the total votes cast “for” and “against” such nominee.  Notwithstanding the foregoing, a nominee for director shall be elected by a plurality of the votes cast in person or by proxy if the number of nominees exceeds the number of directors to be elected because the Secretary of the Corporation received proper notice that a stockholder nominated a person for election to the Board of Directors in accordance with the advance notice requirements contained in Article II, Section 12 of these Bylaws, and that nomination has not been withdrawn by the stockholder on or before the tenth day preceding the date the Company first mails its meeting notice to stockholders.  For purposes of this Section, if plurality voting is applicable to the election of directors at any meeting, the nominees who receive the highest number of votes cast “for,” without regard to votes cast “against,” shall be elected as directors up to the total number of directors to be elected at that meeting.  Abstentions and broker non-votes will not count as a vote cast with respect to a director’s election.

If an incumbent director fails to receive the required vote for re-election, he or she shall offer to resign from the Board and the Nominating and Corporate Governance Committee will consider such offer to resign, will act on an expedited basis to determine whether to accept such director’s resignation, and will submit such recommendation for prompt consideration by the Board. The director whose resignation is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or Board regarding that resignation. Notwithstanding the foregoing, in the event that no nominee for director receives the vote required in these Bylaws, the Nominating and Corporate Governance Committee shall make a final determination as to whether the Board shall accept any or all resignations, including those resignations from the members of the committee.  The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Within 90 days after the date of certification of the election results, the Board will promptly disclose its decision and rationale regarding whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, filing with the Securities and Exchange Commission or by other public announcement. If such incumbent director’s resignation is not accepted by the Board, such director will continue to serve until the next meeting that includes the election of directors and until his or her successor is chosen and qualified, or his or her death, resignation, or retirement or removal, whichever event shall first occur. If a director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to these Bylaws.

Section 6. Proxies. A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be valid more than 11 months after its date unless otherwise provided in the proxy.

Section 7. Notice.  Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid.  Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.

Subject to Section 12(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.  The Corporation may postpone or cancel a meeting of stockholders by making a "public announcement" (as defined in Section 12(c)(3)) of such postponement or cancellation prior to the meeting.

Section 8. Organization and Conduct.  Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there is one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy.  The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary of the meeting.  In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 9. Action by Written Consent.  Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders.

Section 10. Voting of Stock by Certain Holders.  Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any director or other fiduciary may vote stock registered in his or her name in his or her capacity as such fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 11. Inspectors.  The Board of Directors or the chairman of any meeting of stockholders may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto.  The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to conduct the election or vote with fairness to all stockholders.  Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12.

Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a)  Annual Meetings of Stockholders.  (1)  Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 12(a).

(2)  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders.  To be timely, a stockholder's notice shall set forth all information required under this Section 12 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice as described above.  Such stockholder's notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, (B) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation (collectively, "Hedging Activities") and (D) a general description of whether and the extent to which such stockholder or such Stockholder Associated Person has engaged in Hedging Activities with respect to shares of stock or other equity interest of any other company; (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 12(a), the name and address of such stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

(3)  Notwithstanding anything in this subsection (a) of this Section 12 to the contrary, in the event the Board of Directors increases or decreases the maximum or minimum number of directors in accordance with Article III, Section 2 of these Bylaws, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting, a stockholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(4)  For purposes of this Section 12, "Stockholder Associated Person" of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(b)  Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12 and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 12.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (2) of this Section 12(a) shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

(c)  General.  (1)  If information submitted pursuant to this Section 12 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 12.  Upon written request by the Secretary or the Board of Directors, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 12 and (B) a written update of any information previously submitted by the stockholder pursuant to this Section 12 as of an earlier date.  If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or written update was requested may be deemed not to have been provided in accordance with this Section 12.

(2)  Only such individuals who are nominated in accordance with this Section 12 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 12.  The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12.

(3)  "Public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4)  Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12.  Nothing in this Section 12 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 13.

Control Share Acquisition Act.  Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the "MGCL"), shall not apply to any acquisition by any person of shares of stock of the Corporation.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

Section 1. General Powers.  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. Number and Qualifications.  The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than fifteen (15).  The number of directors of the Corporation may be changed by majority vote of the entire Board of Directors.  The directors need not be stockholders.  A director shall be an individual at least 21 years of age who is not under legal disability.

Section 3. Tenure and Removal.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4 of this Article, and each director elected shall hold office for a term of one (1) year and until his successor is elected and qualifies; provided, however, that unless otherwise restricted by the charter or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors.

Section 4. Vacancies.  Any vacancy on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise (other than an increase in the number of directors), shall be filled by a majority of the remaining directors then in office, even if such majority is less than a quorum.  Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors.  The directors so chosen shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 5. Annual and Regular Meetings.  An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.  The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 6. Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or by at least two of the directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.  The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 7. Notice.  Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address.  Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.  Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 8. Quorum.  A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the charter of the Corporation or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority of such group.

Section 9. Voting.  The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these Bylaws.  If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these Bylaws.

Section 10. Organization.  At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman of the Board, if any, shall act as Chairman of the meeting.  In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer or in the absence of the Chief Executive Officer, the President or in the absence of the President, a director chosen by a majority of the directors present, shall act as chairman of the meeting.  The Secretary or, in his or her absence, an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 11. Consent by Directors Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 12. Telephone Meetings.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 13. Compensation.  Unless otherwise restricted by the charter or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors, provided, however, that no officer of the Corporation shall receive any compensation for serving as a director of the Corporation.  The directors who are not officers of the Corporation shall be paid their expenses, if any, and an annual sum for their service on the Board of Directors and its committees.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14. Reliance.  Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person's professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 15. Ratification.  The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter.  Moreover, any action or inaction questioned in any stockholders' derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 16. Emergency Provisions.  Notwithstanding any other provision in the charter or these Bylaws, this Section 16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an "Emergency").  During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as it may be feasible at the time, including publication, television or radio, and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES OF DIRECTORS

Section 1. General Provisions.  The Board of Directors may appoint one or more committees, consisting of one or more of the directors of the Corporation, to serve at the pleasure of the Board of

Directors.  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.  The Board of Directors may delegate to committees appointed under this Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.

Section 2. Meetings.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.  A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee.  The act of a majority of the committee members present at a meeting shall be the act of such committee; provided, however, in establishing a committee, the Board of Directors may provide for the voting and other rights of the members of the committee.  The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.  Each committee shall keep minutes of its proceedings.

ARTICLE V

INDEMNIFICATION

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.  The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.  The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE VI

TRANSACTIONS WITH INTERESTED DIRECTORS

Section 1.  No transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers of this Corporation or are financially interested, shall be either void or voidable for this reason alone, provided that such transaction shall be approved in a manner consistent with Section 2-419 of the MGCL.

Section 2.  The Corporation shall not enter into any transactions or agreements with KC Holdings, Inc., a Delaware corporation, except pursuant to the Management Agreement and Option Agreement, each dated as of November 21, 1991, between the Corporation and KC Holdings, Inc., unless any such transaction is approved by a majority of the directors of the Corporation who are neither employees of the Corporation or any subsidiary of the Corporation.

ARTICLE VII

OFFICERS

Section 1. General Provisions.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer.  The Corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article VII.  In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title.  At the time of the election of officers, the directors may by resolution determine the order of their rank.  Any number of offices may be held by the same person, unless the charter or these Bylaws otherwise provide.

Section 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. Compensation.  The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director.

Section 5. Removal and Resignation.  Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 6. Chairman of the Board.  The Chairman of the Board of Directors, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and of the stockholders.  The Chairman of the Board shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

Section 7. President.  In the absence of a Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation.  He shall have the general powers and duties of management usually vested in the office of president and chief executive officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 8. Vice Presidents.  In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 9. Secretary.  The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws.  He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by his signature.

Section 10. Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall, perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 12. Assistant Treasurer.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VIII

STOCK

Section 1. Certificates.  The Corporation may issue some or all of the shares of any or all of the Corporation's classes or series of stock without certificates if authorized by the Board of Directors.  In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL.  In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares of stock a written statement of the information required by the MGCL to be included on stock certificates.  There shall be no differences in the rights and obligations of stockholders based on whether or not their shares of stock are represented by certificates.  If a class or series of stock is authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the Secretary of the Corporation.

Section 2. Transfers.  All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares of stock, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares of stock are certificated, upon surrender of certificates duly endorsed.  The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares of stock shall no longer be represented by certificates.  Upon the transfer of uncertificated shares of stock, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares of stock a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

Section 3. Replacement Certificate.  Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares of stock have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4. Fixing of Record Date.  The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment or postponement thereof, except when the meeting is adjourned or postponed to a date more than 120 days after the record date fixed for the original meeting, in which case a new record date shall be determined as set forth herein.

Section 5. Stock Ledger.  The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. Fractional Stock; Issuance of Units.  The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.  Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE IX

DISTRIBUTIONS

Section 1. Authorization.  Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Corporation.  Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter.

Section 2. Contingencies.  Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts.  The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2. Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. Deposits.  All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, or any other officer designated by the Board of Directors may determine.

ARTICLE XI

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XII

SEAL

Section 1. Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Incorporated Maryland."  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. Affixing Seal.  Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XIII

NOTICES

Whenever any notice is required to be given under the provisions of the law, the charter or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent.

ARTICLE XIV

AMENDMENTS

Section 1. BY DIRECTORS.  The board of directors shall have the power to adopt, alter or repeal any bylaws of the Corporation and to make new bylaws, except that the board of directors shall not alter or repeal this Section or any bylaws made by the stockholders.

Section 2. BY STOCKHOLDERS.  The stockholders shall have the power to adopt, alter or repeal any bylaws of the Corporation and to make new bylaws.

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